EPR Properties Announces Resumption of Monthly Cash Dividend to Common Shareholders Following Early Termination of the Covenant Relief Period
–Provides Update on Property Openings and Cash Collections

Kansas City, MO. July 13, 2021 -- EPR Properties (NYSE: EPR) today announced that it is resuming payment of a monthly cash dividend of $0.25 per common share to its common shareholders, following its decision to terminate the covenant relief period early under certain of its credit facilities. In addition, the Company is providing key business updates on property openings and cash collection levels for the second quarter ended June 30, 2021.

“We are pleased that we continue to show meaningful progress in our property openings and cash collections, which allowed us to be in compliance with our pre-waiver debt covenants for the second quarter,” stated Greg Silvers, President and CEO of EPR Properties. “This performance and positive outlook gave us the confidence to terminate the covenant relief period early under certain of our credit facilities. Exiting this relief period marks an important step in EPR’s ongoing recovery, and allows us to resume certain investment activity and payment of dividends. As a result, we are resuming the payment of our monthly cash dividend to common shareholders, and are doing so at a prudent level which should allow us to grow the dividends over time alongside earnings growth.”

Dividend
The Company announced today that its Board of Trustees declared a monthly cash dividend to common shareholders. The dividend of $0.25 per common share is payable on August 16, 2021 to shareholders of record on July 30, 2021, and represents an annualized dividend of $3.00 per share.

Early Termination of Covenant Relief Period
On July 12, 2021, the Company provided notice of its election to terminate the covenant relief period early and submitted compliance certificates for the quarter ended June 30, 2021 for its Consolidated Credit Agreement that governs its $1.0 billion revolving credit facility (zero balance outstanding at June 30, 2021) and $400.0 million term loan, and its Note Purchase Agreement that governs its $316.2 million of outstanding private placement notes. The certificates provided that the Company was in compliance with all of its financial and other covenants, and would have been even if the covenant relief period had not been in effect during the second quarter.

The Company’s election to terminate the covenant relief period early means that, effective July 13, 2021, the interest rates on the above debt return to the previous levels defined in the agreements resulting in a reduction of approximately 100 basis points on the revolving credit facility and term loan, and 125 basis points on the private placement notes – in each case based on current credit ratings. By terminating the covenant relief period, the Company was also released from certain restrictions under these credit facilities, including restrictions on investments, capital expenditures, incurrences of indebtedness, payment of dividends or other distributions and stock repurchases, and maintenance of a minimum liquidity amount.

Business Update
The Company is also providing a business update on property openings and cash collection levels for the second quarter ended June 30, 2021.

Property Openings
As of June 30, 2021, approximately 99% of the Company’s theatre and 98% of the Company’s non-theatre locations were open, excluding normal seasonal closings. Certain assets remain closed in Canada pursuant to local restrictions.

Cash Collections
For the second quarter of 2021 the Company collected approximately 82% of contractual cash revenue. This cash collection level is in excess of the high end of the previously announced guidance for the second quarter of 75%-80% and continues the favorable trajectory of cash collections the Company is experiencing. Contractual cash revenue is an operational measure and represents aggregate cash payments for which the Company is entitled under existing contracts, excluding the impact of any temporary abatements or deferrals, percentage rent (rents received over base amounts), non-cash revenue and revenue from taxable REIT subsidiaries.

In addition to the collections above, collections of deferred rent and interest during the second quarter from accrual basis tenants totaled $16.3 million, bringing the total for such collections to $45.9 million for the six months ended June 30, 2021.

Second Quarter Earnings Conference Call
As previously announced, the Company will release its second quarter 2021 results after the market close on Tuesday, July 27, 2021. Management will host a conference call to discuss the Company’s results on Wednesday, July 28, 2021 at 8:30 EST.

About EPR Properties
EPR Properties is a leading experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues which create value by facilitating out-of-home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have nearly $6.5 billion in total investments across 44 states. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns. Further information is available at www.eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Quarterly Report on Form 10-Q is filed. With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to the uncertain financial impact of the COVID-19 pandemic, our capital resources and liquidity, our expected dividend payments, our expected cash flows and liquidity, the performance of our customers, including AMC and Regal, our expected cash collections, expected use of proceeds from dispositions and our results of operations and financial condition. The estimates presented herein are based on the Company's current expectations and, given the current economic uncertainty, there can be no assurances that the Company will be able to continue to comply with applicable covenants under its debt agreements, which could materially impact actual performance. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

EPR Properties
Brian Moriarty, 888-EPR-REIT
www.eprkc.com